EXHIBIT 99.3
                                                                    ------------



Pro forma financial information.

The following sets forth pro forma combined financial information derived from
(i) the audited consolidated financial statements of Movado Group, Inc. (the "Company" or "Movado") for the fiscal year ended January 31, 2004 and (ii) the audited combined financial statements of the Ebel Business ("Ebel") for the fiscal year ended December 31, 2003, which have been included in this Current Report on Form 8-K/A. The unaudited pro forma combined balance sheet as of January 31, 2004 combines the consolidated balance sheet of Movado and the combined balance sheet of Ebel, and has been adjusted to give pro forma effect to the acquisition of Ebel as if it had occurred on January 31, 2004. The unaudited combined pro forma statement of operations for the year ended January 31, 2004 combines the consolidated statement of operations of Movado and the combined statement of operations of Ebel and has been adjusted to give pro forma effect to the acquisition of Ebel as if it had occurred on February 1, 2003.

Ebel's combined financial statements, from which this pro forma combined financial information is derived, were prepared in accordance with accounting principles generally accepted in France ("French GAAP"), which differ in certain material respects from accounting principles generally accepted in the United States of America ("U.S. GAAP"). The adjustments have been made within the pro forma financial information to conform the Ebel financial statements to U.S. GAAP. Significant differences between French GAAP and U.S. GAAP, as they relate to Ebel, include, among other things:

o Under French GAAP and, effective January 1, 2002, under U.S. GAAP, the Ebel brand is to be carried at cost without being amortized. An impairment test is required to be performed on an annual basis and upon certain triggering events, with any impairment being immediately recognized as an expense. Prior to the adoption of Statement of Financial Accounting Standards ("SFAS") No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS, on January 1, 2002, the Ebel brand would have been subject to amortization under U.S. GAAP.

o French GAAP does not allow for the recognition of deferred tax liabilities on acquired brands, while U.S. GAAP requires the recognition of deferred tax liabilities on acquired brands.

o French GAAP allows for recording the projected cost of restructuring plans, including termination benefits, when the appropriate level of management approved such plans on a general level. U.S. GAAP only allows for the recording of these types of restructuring costs when certain specified conditions are satisfied, including the specific identification of activities and notifications to affected employees.

o French GAAP requires the revaluation of foreign exchange derivative contracts using the year-end exchange rates with unrealized gains and losses being deferred if the instruments are designated as hedge instruments. U.S. GAAP requires foreign exchange derivative contracts to be recorded at fair value and unrealized gains and losses can only be deferred if certain formal documentation requirements are met as defined by SFAS 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, as amended.

o Under French GAAP, deferred tax assets arising from tax losses are not recognized when their recovery is not deemed probable. Under U.S. GAAP, deferred tax assets arising from tax losses would have been recorded, but if their recovery were not deemed probable would have been completely offset by recorded valuation allowances.

o French GAAP requires the recognition of a reserve for estimated sales returns. Under U.S. GAAP, in accordance with SFAS No. 48, REVENUE RECOGNITION WHEN RIGHT OF RETURN EXISTS, sales and cost of sales reported in the income statement would be reduced to reflect estimated future returns.

The Ebel combined financial statements were prepared in Euros and have been translated to U.S. dollars at the appropriate exchange rates. Material non-recurring acquisition and integration expenses and related tax effects directly resulting from and which will be incurred in the twelve months following the transaction have been excluded from the unaudited pro forma combined statement of operations. Certain reclassifications were made to the Ebel combined financial statements to conform them to Movado's presentation.

The acquisition of Ebel will be accounted for under the purchase method of accounting. Under this method, the purchase price will be allocated to the assets acquired and liabilities assumed based on their estimated fair values. For purposes of this pro forma information, the total purchase price was estimated to be $44.5 million and preliminary estimates were made regarding the fair value of acquired assets and liabilities. The actual fair values may vary from the preliminary estimates.

The following pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of (i) results of operations that would have been achieved had the acquisition taken place on February 1, 2003, (ii) the financial position of Movado had the acquisition taken place on January 31, 2004 or (iii) the future operations of Movado.

The following pro forma financial information should be read in conjunction with:

o    The accompanying Notes to Unaudited Pro Forma Combined Financial
     Statements;

o Movado's audited consolidated financial statements, related notes and Management's Discussion and Analysis of Financial Condition and Results of Operations for the year ended January 31, 2004, contained in Movado's Annual Report on Form 10-K; and

o The audited combined financial statements as of December 31, 2003, 2002 and 2001 and for each of the three years in the period ended December 31, 2003 of Ebel, including the notes thereto, included in this Current Report on Form 8-K/A.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED JANUARY 31, 2004
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                                     Movado and Ebel
                                                                                          -----------------------------------
                                                                                                                   Pro Forma
                                                              Movado       Ebel (a)(b)    Adjustments             Combined (i)
                                                            ---------      -----------    -----------            ------------
 Net sales                                                  $ 330,214      $  59,288        $     --              $ 389,502

 Costs and expenses:
 Cost of sales                                                129,908         40,108            (478)(c)            169,538
 Selling, general and administrative                          165,525         43,156            (122)(c)
                                                                                                 101 (d)            208,660
 Brand impairment                                                  --        117,530        (117,530)(e)                 --
                                                            ---------      ---------      ----------              ---------
                                                              295,433        200,794        (118,029)               378,198
                                                            ---------      ---------      ----------              ---------

 Operating income                                              34,781       (141,506)        118,029                 11,304

 Interest expense, net                                          3,044          1,623          (1,294)(f)              3,373
 Other expense (income), net                                       --           (220)             --                   (220)
                                                            ---------      ---------      ----------              ---------
                                                                3,044          1,403          (1,294)                 3,153

 Income (loss) before taxes                                    31,737       (142,909)        119,323                  8,151

 Provision (benefit) for income taxes                           8,886        (22,481)         22,297 (e)
                                                                                                 341 (g)              9,043 (h)
                                                            ---------      ---------      ----------              ---------

 Net income (loss)                                           $ 22,851     $ (120,428)       $ 96,685                $  (892)
                                                            =========      =========      ==========              =========


 Earnings per share
 Basic                                                         $ 1.90                                                $(0.07)
 Diluted                                                       $ 1.84                                                $(0.07)

 Weighted average shares outstanding
 Basic                                                         12,050                                                12,050
 Diluted                                                       12,439                                                12,439

      See Notes to the Unaudited Pro Forma Combined Statement of Operations

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   FOR THE FISCAL YEAR ENDED JANUARY 31, 2004


Ebel amounts have been translated into U.S. dollars at a rate of EUR 0.885 = US$1.00, the average daily exchange rate for the year ended December 31, 2003.

(a) For purposes of the Unaudited Pro Forma Combined Statement of Operations, the twelve months ended December 31, 2003 for Ebel have been combined with the twelve months ended January 31, 2004 for Movado to represent the Unaudited Pro Forma Combined Statement of Operations for the year ended January 31, 2004.

(b) Ebel's combined statement of operations was prepared in accordance with French GAAP, which differs in certain material respects from U.S. GAAP. Ebel also classified certain costs differently than Movado in its consolidated statement of operations. The following schedule summarizes the material adjustments to conform the Ebel combined statement of operations for the year ended December 31, 2003 to U.S. GAAP and to reclassify certain costs to Movado's basis of presentation.

                                                                              Ebel
                                                              Ebel        U.S. GAAP and
                                                           As Reported   Reclassification         Ebel            Ebel
In thousAnds                                               (Condensed)     Adjustments           Adjusted        Adjusted
                                                           -----------    -----------          -----------     -----------
                                                             (EUR)            (EUR)               (EUR)            (US$)

Net sales                                                       55,906        (3,412) (i)           52,494       $  59,288

Costs and expenses:
Cost of sales                                                   35,194           318  (ii)          35,512          40,108
Selling, general and administrative                             36,701         1,509  (iii)         38,210          43,156
Brand impairment                                                    --       104,061  (iv)         104,061         117,530
                                                           -----------    -----------          -----------     -----------
                                                                71,895       105,888               177,783         200,794
                                                           -----------    -----------          -----------     -----------
Operating loss                                                 (15,989)     (109,300)             (125,289)       (141,506)

Interest expense, net                                            1,437            --                 1,437           1,623
Other expense (income), net                                    120,992      (121,187) (v)             (195)           (220)
                                                           -----------    -----------          -----------     -----------
                                                               122,429      (121,187)                1,242           1,403

Income (loss) before taxes                                    (138,418)       11,887              (126,531)       (142,909)

Provision (benefit) for income taxes                              (163)      (19,742) (vi)         (19,905)        (22,481)
                                                           -----------    -----------          -----------     -----------
 Net income (loss)                                            (138,255)       31,629              (106,626)     $ (120,428)
                                                           ===========    ===========          ===========     ===========

                                                                           (EUR 000's)

         (i)      Reclassification of cooperative advertising to               (3,244)
                  conform with U.S. GAAP requirements

                  U.S. GAAP adjustment to adjust sales to reflect a              (168)
                  reserve for estimated expected future sales returns
                                                                            ---------
                                                                               (3,412)
                                                                            =========

         (ii)     Reclassification of shipping and handling costs to              353
                  conform with U.S. GAAP requirements

                  U.S. GAAP adjustment to adjust cost of sales to                 (35)
                  reflect the reserve for estimated expected future
                  sales returns                                             ---------
                                                                                  318
                                                                            =========

         (iii)    U.S. GAAP adjustment to reflect reorganization                4,187
                  costs that were not eligible for purchase
                  accounting

                  Reclassification of cooperative advertising                  (3,244)
                  to conform with U.S. GAAP requirements

                  Reclassification of shipping and handling costs to             (353)
                  conform with U.S. GAAP requirements

                  Reclassification of certain income or expense to                919
                  conform with U.S. GAAP requirements                       ---------
                                                                                1,509
                                                                            =========

         (iv)     Reclassification of brand impairment to conform             120,078
                  with U.S. GAAP requirements

                  U.S. GAAP adjustment to reflect lower carrying              (16,017)
                  value of the brand asset resulting from
                  amortization under U.S. GAAP prior to January 1,
                  2004 and the non-recognition of certain
                  restructuring reserves in purchase accounting under
                  U.S. GAAP                                                 ---------
                                                                              104,061
                                                                            =========

         (v)      Reclassification of brand impairment to conform            (120,078)
                  with U.S. GAAP requirements

                  U.S. GAAP adjustment to reflect the fair value of              (190)
                  all derivative instruments as Ebel does not comply
                  with all requirements regarding documentation under
                  SFAS 133

                  Reclassification of certain income or expense to               (919)
                  conform with U.S. GAAP requirements                       ---------
                                                                             (121,187)
                                                                            =========

         (vi)     U.S. GAAP adjustment to reflect the deferred tax            (19,742)
                  benefit resulting from the brand impairment charge

(c) Reflects an estimated decrease in depreciation expense resulting from the step-down of property, plant and equipment to their respective fair values, as required by SFAS No. 141.

(d) Reflects the amortization of identifiable intangible assets over their estimated average useful life of approximately five years.

(e) Reflects the elimination of the brand impairment charge and its deferred tax benefit to reflect Movado's basis in intangible assets.

(f) Reflects the adjustment to reduce interest expense related to debt not assumed by Movado.

(g) Reflects the estimated income tax effect of Movado's pro forma adjustments, excluding the brand impairment charge (see footnote (e) above), using an estimated statutory tax rate of 19%.

(h) On a pro forma basis, Movado's effective tax rate is in excess of 100%. This rate reflects the non-recognition of the deferred tax benefit of Ebel's losses due to an establishment of a full valuation allowance, as their recovery was not deemed probable. The pro forma effective tax rate represents Movado's best estimate using the information available, and is subject to change.

(i) The objective of the pro forma information provided herein is to provide information about the continuing impact of the acquisition by showing how it might have affected historical operating results if the acquisition had been consummated at the beginning of the most recent full fiscal year. As such, charges directly resulting from the transaction are necessarily excluded from the unaudited pro forma combined statement of operations. Movado expects to incur non-recurring charges directly resulting from the transaction within the twelve months following the transaction, estimated as follows:

In thousands                                               (US$)
                                                        ---------

Reversal of inventory step-up                           $     195 (i)
Integration costs                                             750 (ii)
Transition service costs                                    1,100 (iii)
Additional redundancy costs                                 1,100 (iv)
                                                        ---------
Total impact on operating income                        $   3,145
                                                        =========


         (i) The estimated step-up of inventories to their respective fair values, as required by SFAS No. 141, results in an increase in cost of products sold as the inventory is sold to third party customers, which is expected to occur within the twelve month period following the transaction. Movado continues to refine its estimate of replacement costs for acquired raw materials. Accordingly, the fair value adjustment to inventory and the resulting non-recurring impact to operating income may change.

         (ii) Represents estimated incremental costs incurred in connection with integration activities. These costs include the migration of information systems, legal and accounting support and internal travel costs incurred in the due diligence and integration process.

         (iii) Represents estimated contractual transition service fees for certain administrative functions, such as accounting and information technology support. Movado expects that these administrative functions will be absorbed into its existing organization without substantial additional cost.

         (iv) In addition to severance, in certain instances, Movado is legally required to provide employees with a notice period before they are severed. This amount represents the estimated nonrecurring personnel cost for certain employees between the acquisition date and their actual termination date. Such costs are not included in the estimated restructuring liability included within purchase accounting.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                JANUARY 31, 2004
                             (DOLLARS IN THOUSANDS)

                                                                                                    Movado and Ebel
                                                                                           ---------------------------------
                                                                                                                  Pro Forma
                                                               Movado      Ebel (a)(b)     Adjustments            Combined
                                                            -----------    -----------     -----------           ----------
 ASSETS
 Current assets:
 Cash                                                       $    82,083     $    1,905      $  (44,478) (c)      $   39,510
 Trade receivables, net                                          88,800         21,937              --              110,737
 Inventories, net                                               121,678         38,234             195  (c)         160,107
 Other                                                           27,932          4,693              --               32,625
                                                            -----------     ----------      ----------           ----------
 Total current assets                                           320,493         66,769         (44,283)             342,979

 Property, plant and equipment, net                              42,112         11,348          (6,801) (c)          46,659
 Other assets                                                    28,362            241           5,681  (c)          34,284
                                                            -----------     ----------      ----------           ----------
 Total assets                                               $   390,967     $   78,358      $  (45,403)          $  423,922
                                                            ===========     ==========      ==========           ==========

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
 Current portion of long-term debt                          $    10,000     $       56      $    5,253  (d)      $   15,309
 Accounts payable                                                23,631          7,349              --               30,980
 Accrued payroll and benefits                                     8,033          1,907              --                9,940
 Accrued liabilities                                             17,748          8,521           4,797  (c)          31,066
 Current taxes payable                                           12,150             87              --               12,237
 Deferred income taxes                                            5,961            146              --                6,107
                                                            -----------     ----------      ----------           ----------
 Total current liabilities                                       77,523         18,066          10,050              105,639

 Long-term debt                                                  25,000          5,253          (5,253) (d)          25,000
 Deferred and noncurrent income taxes                             2,282             --              --                2,282
 Other liabilities                                               11,449          4,839              --               16,288

 Shareholders' equity:
 Preferred stock                                                     --             --              --                   --
 Common stock                                                       109             --              --                  109
 Class A common stock                                                34             --              --                   34
 Capital in excess of par value                                  89,491             --              --               89,491
 Retained earnings                                              192,601         51,538         (51,538) (e)         192,601
 Accumulated other comprehensive income (loss)                   34,473         (1,338)          1,338  (e)          34,473
 Treasury stock, at cost                                        (41,995)            --              --              (41,995)
                                                            -----------     ----------      ----------           ----------
 Total shareholders' equity                                     274,713         50,200         (50,200)             274,713
                                                            -----------     ----------      ----------           ----------

 Total liabilities and shareholders' equity                 $   390,967     $   78,358      $  (45,403)          $  423,922
                                                            ===========     ==========      ==========           ==========

           See Notes to the Unaudited Pro Forma Combined Balance Sheet

               NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                JANUARY 31, 2004

Ebel amounts have been translated into U.S. dollars at the December 31, 2003 exchange rate of EUR 0.797 = US$1.00.

(a) For purposes of the Unaudited Pro Forma Combined Balance Sheet, the balance sheet as of December 31, 2003 for Ebel has been combined with the balance sheet as of January 31, 2004 for Movado to represent the Unaudited Pro Forma Combined Balance Sheet as of January 31, 2004.

(b) Ebel's combined balance sheet was prepared in accordance with French GAAP, which differs in certain material respects from U.S. GAAP. Ebel also classified certain amounts differently than Movado in its combined balance sheet. The following schedule summarizes the material adjustments to conform the Ebel combined balance sheet as of December 31, 2003 to U.S. GAAP and to reclassify certain amounts to Movado's basis of presentation.

                                                                 Ebel          Ebel After
                                                              U.S. GAAP         U.S. GAAP
                                                  Ebel       and Reclass-      and Reclass-    Excluded
                                              As Reported     ification         ification     Assets and      Ebel        Ebel
 In thousands                                 (Condensed)    Adjustments       Adjustments  Liabilities(vi)  Adjusted    Adjusted
                                              ----------     ----------        -----------  --------------   ---------   ---------
 ASSETS                                         (EUR)          (EUR)              (EUR)         (EUR)         (EUR)        (US$)
 Current assets:
 Cash                                              5,047                             5,047      (3,529)        1,518      $ 1,905
 Trade receivables, net                           18,341                            18,341        (864)       17,477       21,937
 Inventories, net                                 30,280            479  (v)        30,759        (298)       30,461       38,234
 Other                                             4,935            603  (i)         5,538      (1,799)        3,739        4,693
                                              ----------     ----------         ----------   ---------     ---------    ---------
 Total current assets                             58,603          1,082             59,685      (6,490)       53,195       66,769

 Property, plant and equipment, net                9,124             --              9,124         (83)        9,041       11,348
 Other assets                                        365             --                365        (173)          192          241
                                              ----------     ----------         ----------   ---------     ---------    ---------

 Total assets                                     68,092          1,082             69,174      (6,746)       62,428     $ 78,358
                                              ==========     ==========         ==========   =========     =========    =========

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
 Short-term borrowings                            75,781             --             75,781     (75,781)           --     $     --
 Current portion of long-term debt                    45             --                 45          --            45           56
 Accounts payable                                  6,797             --              6,797        (942)        5,855        7,349
 Accrued payroll and benefits                         --          1,519  (iii)       1,519          --         1,519        1,907
 Accrued liabilities                               8,117         (1,519) (iii)
                                                                  2,293  (v)         8,891      (2,102)        6,789        8,521
 Current taxes payable                               141                               141         (72)           69           87
 Deferred income taxes                                --            116  (ii)          116          --           116          146
                                              ----------     ----------         ----------   ---------     ---------    ---------
 Total current liabilities                        90,881          2,409             93,290     (78,897)       14,393       18,066

 Long-term debt                                    4,185             --              4,185          --         4,185        5,253
 Deferred and noncurrent income taxes                 --             --                 --          --            --           --
 Other liabilities                                 3,953             --              3,953         (98)        3,855        4,839

 Shareholders' equity:
 Preferred stock                                      --             --                 --          --            --           --
 Common stock                                         --             --                 --          --            --           --
 Class A common stock                                 --             --                 --          --            --           --
 Capital in excess of par value                       --             --                 --          --            --           --
 Funds allocated by the owner                    131,055       (131,055) (iv)           --          --            --           --
 Retained earnings                              (160,916)           603  (i)
                                                                   (116) (ii)
                                                                 (1,814) (v)
                                                                131,055  (v)       (31,188)     72,249        41,061       51,538
 Accumulated other comprehensive income (loss)    (1,066)            --             (1,066)         --        (1,066)      (1,338)
 Treasury stock, at cost                              --             --                 --          --            --           --
                                              ----------     ----------         ----------   ---------     ---------    ---------
 Total shareholders' equity                      (30,927)        (1,327)           (32,254)     72,249        39,995       50,200
                                              ----------     ----------         ----------   ---------     ---------    ---------

 Total liabilities and shareholders' equity       68,092          1,082             69,174      (6,746)       62,428     $ 78,358
                                              ==========     ==========         ==========   =========     =========    =========

         (i) U.S. GAAP adjustment to record foreign exchange derivative instruments at their fair value.

         (ii) U.S. GAAP adjustment to reflect the deferred tax liability on foreign exchange derivative instruments recorded at their fair value.

         (iii) Reclassification of accrued payroll and benefits from accrued liabilities to conform with Movado's classification.

         (iv) Reclassification of "Funds allocated by the owner" to retained earnings to conform with Movado's classification.

         (v) U.S. GAAP adjustment to record a reserve for estimated expected future sales returns.

         (vi) Reflects the estimate of the assets and liabilities included within the Ebel financial statements that were not acquired by Movado under the terms of the Share Purchase and Transfer of Assets and Liabilities Agreement. The adjustments represent the exclusion of (1) all intercompany balances between Ebel and LVMH and its subsidiaries, (2) balances related to entities that were transferred to LVMH prior to Closing, (3) certain balances at Ebel subsidiaries, such as cash, prepaid assets and taxes payable, where the acquisition was structured as an asset purchase and (4) other agreed upon excluded balances.

(c) The acquisition of Ebel will be accounted for as a purchase in accordance with SFAS No. 141, BUSINESS COMBINATIONS. Under purchase accounting, the estimated acquisition consideration will be allocated to Ebel's assets, including identifiable intangible assets with indefinite lives, which will be evaluated for impairment on an annual basis, and identified intangible assets with finite lives, which will be amortized over those lives, and liabilities based on their relative fair values. Based on our preliminary purchase price allocation, the fair value of assets acquired and liabilities assumed exceeds the acquisition cost of Ebel. That excess has been allocated as a pro rata reduction of the amounts that otherwise would have been assigned to all of the acquired assets except for certain specific types of assets as set forth in SFAS No. 141. The pro forma adjustments were based upon a preliminary assessment of value by management of the tangible and intangible assets. The final purchase price allocation may include an adjustment of the total consideration as well as an adjustment to the estimate of the fair value of acquired assets and assumed liabilities.

                                                                                                                   Adjusted
                                                                                  Fair Value     Excess Value     Fair Value
                                                                                 of Acquired    Over Estimated    of Acquired
In thousands                                                                        Assets      Purchase Price      Assets
                                                                                 -----------    --------------    -----------
Purchase price allocated to:
  Acquired net assets of Ebel at December 31, 2003 (see footnote b)               $ 50,200        $   (133)     $  50,067 (i)
  Add (subtract) fair value adjustments:
    Estimated increase in inventory to fair value                                       195              --           195
    Estimated decrease in property, plant and equipment to fair value                (2,931)         (3,870)       (6,801)
    Recognition of the estimated fair value of intangible assets subject
    to amortization                                                                   1,127            (622)          505 (ii)
    Recognition of the estimated fair value of intangible assets with
    indefinite useful lives resulting from the acquisition                           11,840          (6,531)        5,309 (ii)
    Estimated restructuring liability                                                (4,378)             --        (4,378)(iii)
    Estimated contractual liability to settle warranty backlog                         (419)             --          (419)(iv)
    Estimated fair value of the acquired net operating loss carry forward                --              --            -- (v)
    Estimated deferred tax impact of purchase accounting adjustments                     --              --            -- (vi)
                                                                                  ---------       ---------     ---------
        Total adjustments                                                             5,434         (11,156)       (5,589)
                                                                                  ---------       ---------     ---------
  Estimated fair value of acquired net tangible and intangible assets                55,634         (11,156)       44,478
  Estimated purchase price of acquired net tangible and intangible assets            44,478              --        44,478 (vii)
                                                                                  ---------       ---------     ---------
Excess fair value over estimated purchase price                                    $ 11,156       $ (11,156)    $      --
                                                                                  =========       =========     =========

         (i) Included in acquired net assets are $0.2 million of non-current assets, which have been adjusted as part of the pro rata allocation of the excess value of assets acquired and liabilities assumed over the acquisition cost of Ebel.

         (ii) Intangible assets are adjusted to reflect an estimated allocation of (i) approximately $5.3 million to brand assets encompassing the trademarks and trade names of Ebel, which are considered to have indefinite useful lives, and (ii) approximately $0.5 million to customer related intangible assets which represents the value of relationships with customers that are expected to have a useful life of five years.

         (iii) Represents the recognition of a liability assumed in connection with the acquisition of Ebel. The liability is comprised of approximately $2.2 million for employee severance, $0.1 million for lease terminations, $1.7 million for exit costs related to certain promotional and purchase contracts and $0.4 million of other liabilities.

         (iv) Represents an estimated incremental contractual liability to engage a third party to service the acquired backlog of warranty claims.

         (v) As of December 31, 2003, there were deferred tax assets resulting from Ebel's net operating loss carry forwards of approximately Swiss Francs (CHF) 186.7 million. Movado established a full valuation allowance on these deferred tax assets, however, if these deferred tax assets are subsequently recognized, the recognition of the tax benefit will be applied to reduce the carrying value of acquired intangible assets to zero, prior to being recognized as a reduction of income tax expense. As of Closing, Movado expects the net operating loss carry forwards to approximate CHF 75 million, for which a full valuation allowance will be established.

         (vi) Reflects the estimated income tax effect of Movado's purchase price adjustments above using a statutory tax rate of 19%. The purchase price adjustments result in net current and non-current deferred tax assets of $0.6 million and $1.6 million, respectively. Movado has recorded a full valuation allowance on these deferred tax assets.

(vii)    Reflects the estimated acquisition consideration calculated as follows:


         In thousands                                       (US$)
                                                         ---------
         Cash consideration                              $  44,200  (1)
         Estimated purchase price adjustment                (4,402) (2)
         Estimated direct acquisition costs                  4,680
                                                         ---------
         Total estimated purchase price                  $  44,478
                                                         =========

         (1) Represents a total cash consideration of CHF 61.5 million less assumed debt of CHF 6.6 million. Converted at the December 31, 2003 exchange rate of CHF 1.242 = US$1.00, the cash consideration approximates $44.2 million.

         (2) In accordance with the terms of the Share Purchase and Transfer of Assets and Liabilities Agreement, the purchase price will be reduced to the extent that acquired net assets, before U.S. GAAP adjustments and excluding the assumed mortgage of CHF 6.6 million, equals less than CHF 76.5 million.

(d) Represents the reclassification of assumed debt to current liabilities to reflect Movado's intent to settle this liability within the next twelve months.

(e) Reflects the elimination of Ebel's historical retained earnings and other equity accounts pursuant to the application of purchase accounting in accordance with SFAS No. 141.



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